WAUSAU-MOSINEE PAPER CORPORATION
                1988 STOCK APPRECIATION RIGHTS PLAN

                     As amended March 4, 1999

                 WAUSAU-MOSINEE PAPER CORPORATION
                1988 STOCK APPRECIATION RIGHTS PLAN

 1.  PURPOSE.

     The purpose of the Wausau-Mosinee Paper Corporation 1988 Stock Appreciation Rights Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of Wausau-Mosinee Paper Corporation (the "Corporation") and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the performance of the common stock of the Corporation. To this end, the Committee hereinafter designated may grant stock appreciation rights to officers and other key employees of the Corporation and its subsidiaries, on the terms and subject to the conditions set forth in this Plan.

 2.  PARTICIPANTS.

     Participants in the Plan shall consist of such officers and other key employees of the Corporation and its subsidiaries as the Committee in its sole discretion may select from time to time to receive stock appreciation rights.

 3.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a Committee (the "Committee") of at least three members appointed by the Board of Directors of the Corporation from among its members. No person shall be appointed a member of the Committee if, during the one year prior to the date on which such person's service as a member of the Committee is to commence, such person was granted or awarded equity securities of the Corporation (within the meaning of Securities and Exchange Commission Rule 16a-1(d)) under the Plan or any other plan of the Corporation or any subsidiary of the Corporation. Subject to the provisions of the Plan, the Committee shall have authority (i) to determine which employees of the Corporation and its

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 subsidiaries shall be eligible for participation in the Plan; (ii) to select employees to receive grants under the plan; (iii) to determine the number of stock appreciation rights subject to the grant, the time and conditions of exercise or vesting, the fair market value of the common stock of the Corporation for purposes of the Plan, and all other terms and conditions of any grant; and (iv) to prescribe the form of agreement, certificate or other instrument evidencing the grant. The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons, provided, however, that the Committee shall not exercise such authority in a manner adversely and significantly affecting rights previously granted unless the action taken is required to comply with any applicable law or regulation.

 4.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan shall become effective on July 20, 1988, the date of its approval by the Board of Directors of the Corporation. The Plan shall terminate ten years after it becomes effective, unless terminated sooner by action of the Board of Directors. No further grants may be made under the Plan after its termination, but the termination of the Plan shall not affect the rights of any participant under, or the authority of the Committee with respect to, any grants made prior to termination.

 5.  SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in paragraph 7 hereof, the aggregate number of shares of common stock of the Corporation with respect to which stock appreciation rights may be granted under the Plan shall not exceed 25,000. Whenever a stock appreciation right granted under the Plan can no

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 longer under any circumstances be exercised, the shares, if any, then remaining subject to such stock appreciation right shall thereupon be released from such stock appreciation right and shall thereafter be available for additional grants of stock appreciation rights under the Plan.

 6.  STOCK APPRECIATION RIGHTS.

     (a) Grants. Stock appreciation rights entitling the grantee to receive cash equal to the sum of (i) the appreciation in value of and
 (ii) the value of the reinvested cash dividends which would have been paid with respect to a stated number of shares of common stock of the Corporation between the date of grant and the date of exercise (the "hypothetical reinvested cash dividends") may be granted from time to time to such officers and other key employees of the Corporation and its subsidiaries as may be selected by the Committee.

     (b) Terms of Grant. Stock appreciation rights shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no stock appreciation right shall be exercisable more than twenty years after the date of grant. The Committee may at the time of grant or at any time thereafter impose such additional terms and conditions on the exercise of stock appreciation rights as it deems necessary or desirable for compliance with Section 16(a) or 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (c) Termination of Employment or Death. If a grantee ceases to be employed by the Corporation and any of its subsidiaries for any reason other than death or attaining his Retirement Date, any stock appreciation right held by such grantee may be exercised for a period ending on the earlier of the 90th day following the date of such cessation of employment

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 or the date of expiration of such stock appreciation right, but only with respect to that number of shares of common stock for which such right was exercisable immediately prior to the date of cessation of employment.

     If a grantee ceases to be employed by the Corporation or any of its subsidiaries by reason of death prior to his Retirement Date, or dies within 90 days after termination of his employment by the Corporation or any of its subsidiaries prior to his having attained his Retirement Date, any stock appreciation right held by such grantee may be exercised, with respect to all or any part of the common stock of the Corporation with respect to which such stock appreciation right was exercisable by the grantee immediately prior to his death, for a period ending on the first anniversary of the date of such grantee's death.

     If a grantee attains his Retirement Date, any stock appreciation right held by such grantee may be exercised for a period ending on the second anniversary of such Retirement Date, but only with respect to that number of shares of common stock for which such right was exercisable immediately prior to the date of cessation of employment.

     Notwithstanding any other provision of this Section 6(c), no stock appreciation right shall be exercisable after the first to occur of (1) the date specified in Section 6(b) or (2) the date specified by the Committee in the grant evidencing such rights.

      For purposes of this Plan, the term "Retirement Date" shall mean the date on which the grantee's employment with the Corporation (and any parent or subsidiary of the Corporation) terminates (including termination because of death) if the Optionee had then attained age 55 and completed ten calendar years of service with the Corporation (or any parent or subsidiary of the Corporation).

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     (d)  Payment on Exercise.  Upon exercise of a stock appreciation right the grantee shall be paid within five business days an amount in cash equal to the sum of (i) the amount by which the fair market value of one share of the Corporation's common stock on the date of exercise exceeds the date of grant value thereof multiplied by the number of shares in respect of which the stock appreciation right is being exercised and (ii) the value of the hypothetical reinvested cash dividends associated therewith. The value of the hypothetical reinvested cash dividends associated with a share in respect of which the stock appreciation right is being exercised (the "exercised share") shall be equal to the fair market value on the date of exercise of the number of additional shares (or fraction thereof) of the Company's common stock the grantee would have owned if it is assumed (1) that cash dividends which would have been paid with respect to the exercised share if the exercised share had been outstanding from the time of grant had been paid in cash to the grantee and then immediately reinvested by the grantee in the Company's common stock at the fair market value thereof on the applicable dividend payment date, and (2) that, once assumed issued, hypothetical shares resulting from assumed dividend reinvestment themselves paid cash dividends (at the same time and in the same amount as shares of the Corporation's outstanding common stock) which were reinvested in a similar manner.

     For purposes of this paragraph, the fair market value of a share of common stock of the Corporation means:

               (A) The mean between the high and the low prices at which the common stock of the Corporation was traded if the common

                                     -5-

          stock of the Corporation was then listed for trading on a national or regional securities exchange; or

               (B) The mean between the published bid and asked prices of the common stock of the Corporation if the common stock of the Corporation was then traded on a bona fide over-the
          -counter market; or

               (C) If the common stock of the Corporation was not traded on an exchange or on a bona fide over-the-counter market, a value determined by an appraiser selected by the Committee.

 In the event that the date of the exercise of a stock appreciation right is a date on which there is no trading of the common stock of the Corporation on a national or regional securities exchange or is a date for which there is no published bid and asked prices if the stock is traded on the over-the-counter market, such fair market value shall be determined by referring to the next preceding business day on which trading occurs or on which published prices are available.

     (e) Additional Terms and Conditions. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

 7.  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.

     Stock appreciation rights shall be subject to adjustment by the Committee in its sole discretion as to the number, kind and date of grant value of shares or other consideration subject to such grants in the event of changes in the outstanding common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization occurring after the date of the grant of any stock appreciation right, provided that if the Corporation shall change its common stock into a greater or lesser number of shares through a stock dividend, stock split-up, or combination of shares, outstanding rights shall be adjusted proportionately, consistent with existing law and regulation, to prevent inequitable results.

 8.  EFFECT OF LIQUIDATION, MERGER, CONSOLIDATION OR OTHER EVENTS.

     Nothing contained in the Plan of in any stock appreciation right granted under the Plan shall in any way prohibit the Corporation from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence; and in any such event, all outstanding stock appreciation rights granted under the Plan shall be deemed to have been exercised at the time of any such merger, consolidation, sale or transfer of assets, liquidation, or dissolution, except to the extent that any agreement or undertaking of any party to such merger, consolidation, or sale or transfer of assets, or any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision to continue such stock appreciation rights and the rights of such person or persons entitled to exercise such stock appreciation rights.

 9.  AMENDMENT AND TERMINATION OF PLAN.

     The Plan may be amended or terminated by the Board of Directors of the Corporation in any respect, provided, however, that the Board shall not exercise such authority in a manner adversely and significantly affecting rights previously granted unless the action taken is required to comply with any applicable law or regulation.

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 10.  MISCELLANEOUS.

     (a) No Right to a Grant. Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be granted a stock appreciation right.

     (b) Rights as Stockholder. No person shall have any rights as a stockholder of the Corporation with respect to any shares covered by a stock appreciation right.

     (c) Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Corporation or any of its subsidiaries or to limit or diminish in any way the right of the Corporation or any such subsidiary to terminate his or her employment at any time with or without cause.

     (d) Taxes. the Corporation shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Corporation prior to and as a condition of making such payment.

     (e) Nontransferability. No stock appreciation right shall be transferable except by will or the laws of descent and distribution. During the holder's lifetime, stock appreciation rights shall be exercisable only by such holder.

 11.  CHANGE IN CONTROL.

     (a) Definition of "Change in Control." For purposes of the Plan, a "Change in Control" means the happening of any of the following events:
          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, (4) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) of this Section 11(a), (5) except as provided in paragraphs (iv) and (v), any acquisition by any of the Woodson Entities or any of the Smith Entities, or (6) any increase in the proportionate number of shares of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities beneficially owned by a Person to 20% or more of the shares of either of such classes of stock if such increase was solely the result of the acquisition of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities by the Corporation; provided, however, that this clause (6) shall not apply to any acquisition of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities not described in clauses (1), (2), (3), (4), or
     (5) of this paragraph (i) by the Person acquiring such shares which occurs after such Person had become the beneficial owner of 20% or more of either the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities by reason of share purchases by the Corporation; or (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of the Plan, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be deemed to be and shall be considered as though such individual were a member of the Incumbent Board, but provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed or considered as a member of the Incumbent Board; or (iii) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of the assets or securities of any other entity (a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
     (B) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation, any Woodson Entity, any Smith Entity, or such Resulting Corporation) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Corporation prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

          (iv) The Woodson Entities acquire beneficial ownership of more than 35% of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting

     Corporation; or (v) The Smith Entities acquire beneficial ownership of more than 35% of the Outstanding Corporation
     Common Stock or Outstanding Corporation Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or (vi) The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

 For purposes of this Section 11(a), the term "Woodson Entities" shall mean Aytchmonde P. Woodson, Leigh Yawkey Woodson and Alice Richardson Yawkey, members of their respective families and their respective descendants (the "Woodson Family"), heirs or legatees of any of the Woodson Family members, transferees by will, laws of descent or distribution or by operation of law of any of the foregoing (including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by any of Aytchmonde P. Woodson, Leigh Yawkey Woodson, or Alice Richardson Yawkey, whether pursuant to last will or otherwise, any partnership, trust or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Corporation (including any beneficiary or trustee, partner, manager or director of any of the foregoing or any other Person serving any such entity in a similar capacity).

     For purposes of this Section 11(a), the term "Smith Entities" shall mean David B. Smith and Katherine S. Smith, members of their respective families and their respective descendants (the "Smith Family"), heirs or legatees of any of the Smith Family members, transferees by will, laws of descent or distribution or by operation of law of any of the foregoing (including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by either of David B. Smith or Katherine S. Smith, whether pursuant to last will or otherwise, any partnership, trust or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Corporation (including any beneficiary or trustee, partner, manager or director of any of the foregoing or any other Person serving any such entity in a similar capacity).

     For purposes of this Section 11(a), the terms "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Plan.

     (b)  Effects of Change in Control.

          (i)  In the event of a Change in Control,

               (A) all stock appreciation rights ("SARs") outstanding on the date on which such Change in Control has occurred (the "Change in Control Date") shall, to the extent not then exercisable or vested, immediately become exercisable in full, and

               (B) each grantee may elect, with respect to each SAR held by such grantee on the Change in Control Date (the grantee's "Election Right"), to surrender such SAR for an immediate lump sum cash payment in an amount equal to the product of (1) the number of shares of common stock of the Corporation ("Shares") then subject to the SAR as to which the election is being exercised, multiplied by (2) the excess, if any, of (a) the greater of (i) the Change in Control Price or
          (ii) the highest Fair Market Value of a Share on any day in the 60-day period ending on the Change in Control Date, over
          (b) the date of grant value of such SAR. Upon exercise of a grantee's Election Right, the value of all hypothetical reinvested cash dividends associated with such SAR shall also be determined by the greater of (i) the Change in Control Price or (ii) the highest Fair Market Value of a Share on any day in the 60-day period ending on the Change in Control Date. For purposes of this Section 11(b), the "Change in Control Price" shall mean, if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction (as defined in Section 11(a)(iii), the highest price per Share paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

          (ii) The exercise of an Election Right must be in writing, specify the SAR or SARs and the number of Shares as to which the election is being exercised, and be delivered to the Secretary of the Corporation either in person or by depositing said notice and payment in the United States mail, postage pre-paid and addressed to such officer at the Corporation's home office on or before the 60th day following the Change in Control Date.

          (iii) All payments due an grantee pursuant to the provisions of this Section 11(b) shall be made by the Corporation on or before the first to occur of (A) the date provided in this Plan for payment upon exercise of an SAR and (B) the 5th business day following the date on which the grantee's election has been delivered to the Corporation pursuant to Section 11(b)(ii).

          (iv) Notwithstanding any other provision of this Section 11(b), if the grant or the exercise of a grantee's Election Right or payment of cash provided for in this Section 11(b)would make a Change in Control transaction ineligible for pooling-of-interests accounting treatment under APB No. 16, that, but for the nature of such grant or exercise of Election Rights, would otherwise be eligible for such pooling-of-interests accounting treatment, the Committee shall have the right and authority to modify, eliminate, or terminate the Election Right to the extent necessary to preserve such pooling-of-interests accounting treatment.

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